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                                 Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the 1999 BRE Stock Incentive Plan of our report dated January 15, 1999, with respect to the consolidated financial statements and schedule of BRE Properties, Inc. and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                     /s/ ERNST & YOUNG


February 14, 2000
San Francisco, California